Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-57106, 333-50872, 333-47996, 333-38068,
333-33000,  333-94723,  333-64755,  333-64605,  333-59523, 333-57613, 333-51067,
333-45139,   333-37713,   333-81533  and  333-25431)  and  in  the  Registration
Statements  on  Form  S-8  (No.  333-48364,   333-38420,  333-31696,  333-93117,
333-92327, 333-11294 333-88421 and 333-39553) of Applied Digital Solutions, Inc.
and subsidiaries of our report dated March 15, 2001 except as to Notes 2 and 13 which are as of March 30, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




 /S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


St. Louis, Missouri
April 9, 2001